SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATIO FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  12


72DD 1 Total income dividends for which record date passed during the period
       Class A                                          25,393
     2 Dividends for a second class of open end company shares
       Class B                                           2,347
       Class C                                           5,278
       Class R                                             256
       Institutional Class                                 689


73A. 1 Dividends from net invesment income
       Class A                                        $ 0.7947
     2 Dividends for a second class of open end company shares
       Class B                                        $ 0.7351
       Class C                                        $ 0.7353
       Class R                                        $ 0.7750
       Institutional Class                            $ 0.8320

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          32,152
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           3,115
       Class C                                           7,066
       Class R                                             447
       Institutional Class                               1,300

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $13.20
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $13.18
       Class C                                          $13.19
       Class R                                          $13.20
       Institutional Class                              $13.18